                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        UNIVERSAL INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         UNIVERSAL INTERNATIONAL, INC.
                           5000 WINNETKA AVENUE NORTH
                           NEW HOPE, MINNESOTA 55428

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 15, 1997

                            ------------------------

    Notice is hereby given that the Annual Meeting of Shareholders of Universal International, Inc. (the "Company") will be held at the 28th floor of the LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402 on Tuesday, July 15, 1997 at 3:30 p.m. Central Time for the following purposes:

    (1) To elect five directors to the Board of Directors for the ensuing year;

    (2) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year; and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on May 16, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

    Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the meeting and further information regarding each proposal to be made.

    SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

    Enclosed for your information is the annual report of the Company for the year ended December 31, 1996.

                                          By Order of the Board of Directors

                                          Mark H. Ravich
                                          CHIEF EXECUTIVE OFFICER, SECRETARY AND
                                          TREASURER

April 30, 1997
Minneapolis, Minnesota

                         UNIVERSAL INTERNATIONAL, INC.
                           5000 WINNETKA AVENUE NORTH
                           NEW HOPE, MINNESOTA 55428

                            ------------------------

                                PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS--JULY 15, 1997

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Universal International, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on Tuesday, July 15, 1997 at 3:30 p.m. Central Time, at the 28th floor of the LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota, and at all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS TO BE CONSIDERED. This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed to shareholders on or about June 10, 1997.

    The close of business on May 16, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At that date, the Company's outstanding voting securities consisted of 4,893,328 shares of Common Stock, par value $.05 per share (the "Common Stock"). On all matters which will come before the Meeting, each shareholder or their proxy will be entitled to one vote for each share of Common Stock of which such shareholder was the holder of record on the record date. The aggregate number of votes cast by all shareholders present in person or by proxy at the Meeting will be used to determine whether a motion is carried. Thus, an abstention from voting on a matter by a shareholder, while included for purposes of calculating a quorum for the Meeting, has no effect on the item on which the shareholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote.

    Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

    The costs of this solicitation will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

BOARD RECOMMENDATION

    The Board of Directors recommends that the five persons named below be elected as directors, each to hold office for a term of one year and until their successor is duly elected and qualified. A shareholder cannot vote for a greater number of persons than the number of nominees named.

GENERAL

    The Board of Directors met three times during the last fiscal year. Each nominee director attended all of the meetings of the Board of Directors and committees of the Board during the period he was a director. The Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring Board of Director approval.

    The directors are elected annually by the shareholders of the Company. The Company's Bylaws provide that three or more persons shall serve on the Board of Directors. All nominees are presently serving as directors.

    Two of the nominees are not employees of the Company. The other three nominees are executive officers of the Company with broad service and experience in a variety of the Company's activities. Personal information for each nominee is provided under the "Nominees for Director" section of this Proxy Statement.

    The Board of Directors has two standing committees: the Compensation Committee and the Audit Committee. The Compensation Committee, which consists of Ernest M. Simon and Stanford A. Weiner, reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Company and grants all options to purchase Common Stock under the Company's 1990 Stock Plan (the "Plan"), apart from options granted to directors under the Plan. The Audit Committee, which currently consists of Ernest M. Simon and Stanford A. Weiner, reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Compensation Committee and the Audit Committee each met once in 1996. There is no Nominating Committee or any committee performing those functions.

DIRECTOR COMPENSATION

    The Company's non-employee directors each receives cash compensation of $500 for attending a regular or special meeting of the Board of Directors and $250 for any committee meetings. The Company also reimburses directors for costs and expenses in connection with such director's participation at Board of Directors meetings. During 1996, the non-employee directors were compensated an aggregate of $6,000 for attendance at regular, special, and committee meetings.

    In 1996, each non-employee director received options to purchase 3,750 shares of the Company's Common Stock. Commencing in 1997, non-employee directors will receive options to purchase 5,000 shares of the Company's Common Stock for each year of service as a director of the Company. Stock options for 11,250 shares to non-employee directors vested in 1996.

NOMINEES FOR DIRECTOR

    The names of the nominees, and certain information about them, are set forth below:

NAME                              AGE                    PRINCIPAL OCCUPATION
--------------------------------  ---   ------------------------------------------------------
Norman J. Ravich................  70    Chairman of the Board of Directors

Mark H. Ravich..................  44    Chief Executive Officer

Wesley J. Laseski...............  61    President

Ernest M. Simon.................  64    President of Strategic Management Group, Inc.

Stanford A. Weiner..............  50    Vice President of Nathan Weiner and Associates

NORMAN J. RAVICH

    Norman J. Ravich, the Company's founder, has been Chairman of the Board and a director of the Company since its incorporation in 1956. Mr. Ravich is engaged on a full-time basis as a buyer and seller of the Company's merchandise.

MARK H. RAVICH

    Mark H. Ravich has been Chief Executive Officer of the Company since September 1990. Mr. Ravich has provided the Company with extensive consulting and other services since 1984 and has been a director of the Company since 1979. For the past 18 years, he has been President and controlling shareholder of Tri-Star Development Corp. and Tri-Star Management, Inc., a real estate development company and a property management company, respectively. Mr. Ravich also is a director of Odd's-N-End's, Inc., a Buffalo, New York-based closeout retailer. The Company owns 40.5% of the outstanding common stock of Odd's-N-End's, Inc. Mr. Ravich is the son of Norman J. Ravich.

WESLEY J. LASESKI

    Wesley J. Laseski has been President and a director of the Company since March 1993. Since April 1992, Mr. Laseski has been President and Chief Executive Officer of Wes Laseski and Associates, a consulting and investment firm. From June 1978 to April 1992, Mr. Laseski was President, Chairman and director of Spearhead Industries, Inc., a seasonal production marketing firm.

ERNEST M. SIMON

    Ernest M. Simon has been a director of the Company since April 1994. Since January 1995, Mr. Simon has been President of Strategic Management Group, Inc. an acquisition and turnaround consulting firm. From 1969 through December 1994, Mr. Simon was Corporate Vice President of Operations of Dyson-Kissner-Moran Corporation, a New York-based private investment company.

STANFORD A. WEINER

    Stanford A. Weiner has been a director of the Company since December 1994. Since 1986, Mr. Weiner has been Vice President of Nathan Weiner & Associates and a Vice President of Sterling Incorporated, Kansas City, Kansas-based organizations providing seasonal products. Mr. Weiner was one of the founders in 1983 of the Paper Warehouse retail chain based in Minneapolis which he sold in 1986.

VOTING INFORMATION

    A shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his vote from all or any of such nominees. IF A SUBMITTED PROXY IS PROPERLY SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS IT IS INTENDED THAT THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE NOMINEES. Each of the nominees has agreed to serve the Company as a director if elected. However, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Articles of Incorporation prohibit cumulative voting and each director will be elected by a majority of the voting power of the shares present and entitled to vote at the Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 30, 1997: (i) by each director; (ii) by all directors and executive officers of the Company as a group; and (iii) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

    All shareholders have sole voting and investment power over the shares beneficially owned, except with respect to the shares owned by Mark H. Ravich (except the 220,000 shares noted below), L. Jack Roth, and Gilbert L. Wachsman (the "Shareholders"), all of whom have their shares subject to a shareholders agreement. Under the terms of that agreement, Mark H. Ravich is entitled to exercise voting power with respect to such shares. The Shareholders are subject to certain restrictions on the sale of their shares. These restrictions are in addition to other resale restrictions on the shares held by the Shareholders under applicable federal and state securities laws.

                     NAME AND ADDRESS                           AMOUNT AND NATURE       PERCENT
                            OF                                         OF                 OF
                     BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)   CLASS(2)
-----------------------------------------------------------  -----------------------  -----------
Mark H. Ravich ............................................        1,035,472(3)             20.5
  5000 Winnetka Ave. N.
  New Hope, Minnesota 55428

Gilbert L. Wachsman .......................................          428,000(4)              8.4
  7740 Marth Ct.
  Edina, MN 55439

Heartland Advisors, Inc. ..................................          300,000                 6.1
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202

Norman J. Ravich ..........................................          237,540(5)              4.8

Wesley J. Laseski .........................................          200,000(6)              3.9

L. Jack Roth ..............................................          188,828(7)              3.9

Ernest M. Simon ...........................................           11,250(8)            *

Stanford A. Weiner ........................................            8,250(9)            *

All officers and directors
  as a group (6 persons) ..................................        1,681,340(10)            31.5

------------------------

  *  Represents less than 1% of the Company's outstanding Common Stock.

 (1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares specified opposite his name.

 (2) Based upon a total of 4,893,328 shares of Common Stock outstanding plus any options applicable to the individual or group.

 (3) Includes: a) 372,472 shares of Common Stock held by Mr. Ravich; b) 265,000 shares held by the Norman and Sally Ravich Family Trust of which Mr. Ravich is co-trustee; c) 220,000 shares held by the Norman J. Ravich Irrevocable Agreement of which Mark H. Ravich is sole trustee; d) 28,000 shares held in trust for Mr. Ravich's children of which he is co-trustee; and e) options granted to Mr. Ravich, available for exercise within 60 days, to purchase 150,000 shares.

 (4) Includes: a) 200,000 shares of Common Stock held by Mr. Wachsman; and b) options granted to Mr. Wachsman, available for exercise within 60 days, to purchase 228,000 shares.

 (5) Includes an option granted to Mr. Ravich, available for exercise within 60 days, to purchase 75,000 shares.

 (6) Includes an option granted to Mr. Laseski, available for exercise within 60 days, to purchase 200,000 shares.

 (7) Includes an option granted to Mr. Roth, available for exercise within 60 days, to purchase 8,000 shares.

 (8) Includes an option granted to Mr. Simon, available for exercise within 60 days, to purchase 11,250 shares.

 (9) Includes an option granted to Mr. Weiner, available for exercise within 60 days, to purchase 6,250 shares.

(10) Includes options and warrants in preceding footnotes.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table provides information as to compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose cash compensation in 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                    COMPENSATION
                                           ANNUAL COMPENSATION         AWARDS
                                         ------------------------   ------------        ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR  SALARY ($)     BONUS ($)   OPTIONS (#)    COMPENSATION ($)(1)
---------------------------------  ----  ----------     ---------   ------------   -------------------
Norman J. Ravich ................  1996     150,000        --          --                  4,140
  Chairman                         1995     149,808       50,000      75,000               8,775
                                   1994     165,481        --          --                  8,775

Mark H. Ravich ..................  1996     157,212        --          --                  9,000
  Chief Executive Officer          1995     149,808       62,000     150,000(1)            9,000
                                   1994     165,481        --          --                  9,000

Wesley J. Laseski ...............  1996     157,212        --          --               --
  President                        1995     149,808       62,000     200,000(2)         --
                                   1994     162,885        --          --               --

L. Jack Roth ....................  1996     134,940        --          --                  3,600
  Executive Vice President         1995     128,750       15,000       --                  3,600
  Buying                           1994     128,606        7,500      20,000               3,600

Stevan Buxbaum ..................  1996     105,000       18,958     100,000              14,839
  President of Universal           1995      --            --          --               --
  Asset-Based Services, Inc.       1994      --            --          --               --

------------------------

(1) The option granted to Mr. Ravich in 1995 was issued upon cancellation of a previously issued option to purchase 100,000 shares.

(2) The option granted to Mr. Laseski in 1995 was issued upon cancellation of the option granted in 1993 to purchase 200,000 shares.

    Stock options granted pursuant to the 1990 Stock Option Plan totaled 312,500 as of December 31, 1996.

    The following table shows, as to the individuals named in the Summary Compensation Table, information concerning stock options granted during the year ended December 31, 1996.

                             OPTION GRANTS IN 1996

                                                                                        POTENTIAL
                                                                                       REALIZABLE
                                                                                        VALUE AT
                                                                                         ASSUMED
                                           INDIVIDUAL GRANTS (#)(1)                  ANNUAL RATES OF
                             -----------------------------------------------------     STOCK PRICE
                                            % OF TOTAL                                APPRECIATION
                                             OPTIONS                                       FOR
                               OPTIONS      GRANTED TO     EXERCISE                  OPTION TERM(2)
                               GRANTED     EMPLOYEES IN      PRICE      EXPIRATION   ---------------
NAME                           (#)(1)          1996         ($/SH)         DATE      5% ($)  10% ($)
---------------------------  -----------   ------------   -----------   ----------   ------  -------
Stevan Buxbaum.............   100,000          42.2%        $ 4.75      4/12/01      $606,234 $764,992

------------------------

(1) Options indicated vest and become exercisable over a four-year period from the date of grant based upon the optionee continuing to be employed by the Company.

(2) The 5% and the 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Stock.

    No executive officer exercised options during 1996. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the year-end value of unexercised options.

                      AGGREGATED OPTION EXERCISES IN 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF               VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS          IN THE MONEY OPTIONS
                                                                    AT YEAR-END(#)                AT YEAR-END ($)
                                                              ---------------------------   ---------------------------
NAME                                                          EXERCISABLE    UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
------------------------------------------------------------  ------------   ------------   ------------   ------------
Norman J. Ravich............................................   37,500         37,500              0              0

Mark H. Ravich..............................................   75,000         75,000              0              0

Wesley J. Laseski...........................................  100,000        100,000              0              0

L. Jack Roth................................................    8,000         12,000              0              0

Stevan Buxbaum..............................................        0        100,000              0              0

1990 STOCK PLAN

    The Company has reserved 450,000 shares of Common Stock for issuance upon the exercise of options granted or available for grant under the Company's 1990 Stock Plan (the "Plan"). The purpose of the Plan is to create an additional incentive for the Company's employees, directors, consultants, independent contractors and agents to exert their utmost effort to improve the business and increase the assets of the Company by providing them with the opportunity to acquire the Company's Common Stock through the exercise of stock options. Under the terms of the Plan all of the Company's directors and executive officers, currently six individuals, are eligible to receive options under the Plan. The Plan authorizes the granting of either "Incentive Stock Options," as defined in
Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-Qualified Stock Options". As of April 30, 1997, the Company has granted options to purchase 312,500 shares of Common Stock pursuant to the Plan. The term of options granted under the Plan is determined by the Board of Directors in its discretion, but may not exceed 10 years from the date of grant.

    All options granted to non-employee directors have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

    A director who is granted an option under the Plan generally will not realize any taxable income upon grant of the option. Upon exercise of the option, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price is treated as compensation received by the director in the year of exercise. The Company will generally be entitled to a corresponding tax deduction at the time that the director realizes compensation income. If the director sells shares which he has purchased pursuant to the exercise of an option granted under the Plan, the difference between any amount realized and the director's basis in the shares may be classified as capital gain or loss item.

OTHER STOCK OPTIONS

    There are options to purchase 785,500 shares of Common Stock which were not issued under the Plan. These options were granted to Messrs. Ernest M. Simon, Stanford A. Weiner, Norman J. Ravich, Mark H. Ravich, Wesley J. Laseski, Stevan Buxbaum, Gilbert L. Wachsman, a former employee and director of the Company, and Mark L. Bartholomay, a former director of the Company.

                              CERTAIN TRANSACTIONS

    Norman J. Ravich entered into a three year employment agreement in October 1992 which was amended in January 1995 to extend through December 1996. Under the amended employment agreement, Mr. Ravich agreed to serve as the Company's Chairman for an annual base salary of $150,000 in 1995 and $150,000 in 1996. This agreement further provides that Mr. Ravich shall be entitled to a bonus to be determined by the Board of Directors at the end of each year. Mr. Ravich's 1995 bonus was $50,000, which was paid by the Company in March 1996. In January 1995, the Company granted Mr. Ravich a five year option to purchase 75,000 shares of the Company's Common Stock at an exercise price of $2.50 per share, which option vests over a two year period from the date of grant based upon Mr. Ravich's employment with the Company.

    Mark H. Ravich entered into a three year employment agreement in October 1992 which was amended in January 1995 to extend through December 1996. Under the amended employment agreement, Mr. Ravich agreed to serve as the Company's Chief Executive Officer for an annual base salary of $150,000 in 1995 and $157,500 in 1996 (5% increase based on 1995 pre-tax profits of the Company). The agreement further provides that Mr. Ravich shall be entitled to a bonus of up to $100,000, for both 1995 and 1996, based on pre-tax profits of the Company and meeting performance objectives set by the Board of Directors. Mr. Ravich's 1995 bonus was $62,000, which was paid by the Company in March 1996. Under the amended agreement, Mr. Ravich and the Company canceled an option to purchase 100,000 shares and, in consideration, the Company granted Mr. Ravich a five year option to purchase 150,000 shares of the Company's Common Stock at an exercise price of $2.50 per share, which option vests over a two year period from the date of grant based upon Mr. Ravich's employment with the Company.

    Wesley J. Laseski entered into a three year employment agreement with the Company in March 1993 which was amended in January 1995 to extend through December 1996. Under the amended employment agreement, Mr. Laseski agreed to serve as the Company's President for a base salary of $150,000 in 1995 and $157,500 in 1996 (5% increase based on 1995 pre-tax profits of the Company). The agreement further provides that Mr. Laseski shall be entitled to a bonus, for both 1995 and 1996, of up to $100,000 based on pre-tax profits of the Company and meeting performance objectives set by the Board of Directors. Mr. Laseski's 1995 bonus was $62,000, which was paid by the Company in March 1996. Under the amended agreement the Company also granted Mr. Laseski a five year option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $2.50 per share. Under the amended agreement, Mr. Laseski and the Company canceled an option to purchase 200,000 shares and, in consideration, the Company granted Mr. Laseski a five year option to purchase 200,000 shares of the Company's Common

Stock at an exercise price of $2.50 per share which option vests over a two year period from the date of grant based upon Mr. Laseski's employment with the Company.

    L. Jack Roth entered into a one-year employment agreement with the Company in February 1989 under which Mr. Roth agreed to serve as the Company's Executive Vice President--Buying. Mr. Roth's current annual base salary is $135,200. The employment agreement remains in effect until terminated by either party.

    During 1996, the Company purchased merchandise of approximately $200,000 from a Company of which Mr. Stan Weiner is a material shareholder. The Company believes that such purchases were arms-length transactions and that the terms and conditions of the purchases were normal for the industry.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Mr. Mark Bartholomay, a former director of the Company, served as a member of the Compensation Committee of the Board of Directors during 1996. Mr. Bartholomay was Chief Financial Officer of the Company from February 1992 to April 1993.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

OVERVIEW AND PHILOSOPHY

    The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers.

    The Company has traditionally entered into employment agreements with its executive officers, including the Chief Executive Officer (collectively, the "Executive Officers"). In January 1995, the Company amended the existing employment agreements with Norman J. Ravich, Mark H. Ravich, and Wesley J. Laseski. The compensation for the Executive Officers was generally set forth under their respective employment agreements. See "Employment Agreements."

EXECUTIVE OFFICERS' COMPENSATION PROGRAM

    There are three basic components to the Company's executive compensation program: base salary, annual incentive bonus, and long-term equity-based incentive compensation in the form of stock options. Various benefits including medical and retirement savings plans generally available to employees of the Company are also made available.

    While base salaries are fixed pursuant to the employment agreements, the other components of the Executive Officers' compensation are established in light of individual and Company performance, comparable compensation programs, equity among employees, and cost effectiveness.

BASE SALARY

    Base salaries are designed to be competitive, although conservative as compared to salary levels for equivalent positions at comparable companies. The 1995 base salary was a fixed amount in the Executive Officer's employment agreement and was subject to incremental raises during the term of the agreement.

BONUS PLAN

    The Company has an established bonus plan which provides for the payment of cash bonuses payable to Executive Officers and other management personnel. Such bonuses are determined by a formula based on pre-tax profits of the Company. With respect to non-Executive Officers, bonus payments are made on a discretionary basis and may vary in amount from year to year. With respect to the Executive Officers, each is entitled to receive a bonus. The Chairman's bonus is to be determined by the Board of Directors at the end of the year. The Chief Executive Officer and the President's bonuses are based on the Company achieving pre-tax profits of least $1,000,000 and meeting performance objectives set by the Board of Directors.

STOCK OPTIONS

    One of the principal factors considered in granting stock options to the Executive Officers of the Company is the ability of the Executive Officers to influence the Company's long-term growth and profitability. All options are granted at or above the market price. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit stockholders. The Committee therefore views stock option grants as an important component of its long-term, performance-based compensation philosophy. In April 1996, stock options exercisable for 100,000 shares of Common Stock were granted to the President of the Company's 95%-owned subsididary, Universal Asset-Based Services, Inc. This option expires on April 12, 2001 and vest over a four-year period.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Mark H. Ravich has served as a director of the Company since 1979 and as Chief Executive Officer since September 1990. His base salary was $157,500 in 1996 and has been set at $157,500 for 1997. The Committee believes that Mr. Ravich's base salary in 1996 was, on a comparable basis with other chief executives in the industry, below the norm.

                                          Ernest M. Simon

                                          Stanford A. Weiner

                                          Members of the Compensation Committee

                          STOCK PERFORMANCE COMPARISON

    The following graph shows a comparison of cumulative total shareholder returns for the Company, the NASDAQ Stock Market Index and an index of peer companies selected by the Company.

                          STOCK PERFORMANCE COMPARISON

                     UNIV       NASDAQ       PEER GROUP
12/31/91                 100         100            100
12/31/92               27.94      114.22          80.76
12/31/93               19.61      131.07          74.62
12/31/94               16.67      126.88          68.02
12/31/95               37.26      177.53          57.78
12/31/96               15.69      217.84         100.02

    Assumes $100 invested on January 1, 1992 in the Common Stock of Universal International, Inc., the NASDAQ Stock Market Index and a peer group.

    The Company's peer group is comprised of other close-out wholesalers and retailers. The members of the peer group are as follows: Consolidated Stores Corporation, 50-Off Stores, Inc., MacFrugal's Bargains Close-outs, Inc., Tuesday Morning Corp., Dolgencorp, and Family Dollar, Inc.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission ("SEC"). Such officers, directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all
Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

                                  PROPOSAL TWO
                        RATIFICATION AND APPROVAL OF THE
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Coopers & Lybrand L.L.P., independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. has audited the Company's financial statements since 1990. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

BOARD RECOMMENDATIONS

    The Board of Directors recommends a vote for ratification of the selection of the independent auditor. Ratification of the selection requires the affirmative vote by a majority of the shareholders present or represented at the Meeting. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

    Any shareholder proposals intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company on or before December 15, 1997 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. The proposals should be addressed to Mr. Mark H. Ravich, Chief Executive Officer, Universal International Inc., 5000 Winnetka Avenue North, New Hope, Minnesota 55428.

                                 OTHER MATTERS

    A copy of the Company's Annual Report for the year ended December 31, 1996, is enclosed herewith.

    All properly executed Proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy in regard to the election of four directors to serve until the 1998 Annual Meeting of Shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to other terms to be voted upon, shareholders may vote in favor of the item or against the item or may abstain from voting. Shareholders should specify their choices on the enclosed Proxy. Any Proxy in which no director is specified will be voted in favor of each of the matters to be considered.

    The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware of any other matters that will be presented for action at the Meeting. Should any other matters be properly presented, the person named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

                                          Mark H. Ravich

                                          CHIEF EXECUTIVE OFFICER

Dated: April 30, 1997

                                     PROXY
                         UNIVERSAL INTERNATIONAL, INC.
                ANNUAL MEETING OF SHAREHOLDERS -- JULY 15, 1997

    The undersigned hereby appoints Norman J. Ravich and Mark H. Ravich, and each of them, with full power of substitution as proxies and agents (the "Proxy Agents") in the name of the undersigned, to attend the Annual Meeting of Shareholders of Universal International, Inc. (the "Company") to be held at the 28th floor of the LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402 on Tuesday, July 15, 1997 at 3:30 p.m. Central Time, or any adjournment thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows.

1.         ELECTION OF DIRECTORS         / / FOR all nominees listed below   / / WITHHOLD AUTHORITY
                                           (EXCEPT AS MARKED TO THE            TO VOTE FOR ALL NOMINEES LISTED
                                         CONTRARY)                             BELOW

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
                     THE NOMINEE'S NAME IN THE LIST BELOW.)
 NORMAN J. RAVICH MARK H. RAVICH WESLEY J. LASESKI ERNEST M. SIMON STANFORD A.
                                     WEINER
                                        ________________________________________

2.         PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the Company's independent auditor for the Company's current fiscal year.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

3.         In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

    PLEASE DATE AND SIGN EXACTLY AS THE NAME(S) APPEARS HEREIN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF THE SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHAREHOLDERS SHOULD SIGN.

    Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement dated April 30, 1997, is hereby acknowledged by the undersigned.

                                   Dated: -------------------------------, 1997

                                   ---------------------------------------------
                                   Signature of Shareholder

                                   ---------------------------------------------
                                   Signature of Shareholder